UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2010

First M & F Corporation
(Exact name of registrant as specified in its charter)

Mississippi	0-9424	64-0636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

134 West Washington Street, Kosciusko, MS	39090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (662) 289-5121

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 14, 2010, the Company held its regular annual stockholders’ meeting. Three items were voted on at the meeting. As of the February 24, 2010 record date there were 9,146,346 shares entitled to vote, of which 7,373,615 shares, or 80.62%, were voted in person or by proxy at the Annual Meeting.

Item 1. Election of Directors
The stockholders elected four directors to serve three year terms expiring in April 2013 as summarized below:

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Class II (three year term):
Michael L. Nelson	4,820,839	580,143	1,972,633
Hugh S. Potts, Jr.	5,223,478	177,504	1,972,633
Samuel B. Potts	5,194,292	206,690	1,972,633
Scott M. Wiggers	5,229,312	171,670	1,972,633

Item 2. Proposal to amend the Company’s articles of incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares

Votes For	Votes Against	Abstained
6,415,814	902,873	54,928

Item 3. Advisory Vote on Compensation of Executive Officers
The American Recovery and Reinvestment Act of 2009 requires recipients of funds under the Capital Purchase Program to permit a separate shareholder vote to approve the compensation of executives. The stockholders approved the executive compensation as follows:

Votes For	Votes Against	Abstained
6,713,841	542,446	117,328

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M & F CORPORATION

Date: April 16, 2010
/s/ John G. Copeland

	Name:	John G. Copeland
	Title:	EVP & Chief Financial Officer